                                                                   EXHIBIT 10.44

                                                                     FFCCB&DRAFT
                                                                         6/27/97


                                SEC0ND AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          MASTER SALE OF CHATTEL PAPER
                             AND SECURITY AGREEMENT


     SECOND AMENDMENT (this "Second Amendment") dated as of June 30, 1997 to the AMENDED AND RESTATED MASTER SALE OF CHATTEL PAPER AND SECURITY AGREEMENT (the "Original Agreement") dated as of March 21, 1996, as amended prior to the date hereof among EUROPEAN AMERICAN BANK ("Buyer"), BANKVEST CAPITAL CORP. ("BankVest"), and LEASEVEST CAPITAL CORP. ("LeaseVest"), jointly and severally, ("BankVest" and "LeaseVest", each a "Seller" and, collectively, the "Sellers") each a Massachusetts corporation with its principal place of business at 114 Turnpike Road, Westboro, Massachusetts 01581.

                                    RECITALS

     The Buyer and the Seller desire to amend the Agreement on the terms set forth herein.

     Accordingly, the Seller and the Buyer hereby agree as follows:
     1.   Amendments.  The Original Agreement is hereby amended as follows:
          ----------

          A. The first sentence of Section 2(a) is hereby deleted in its entirety and the following substituted in place thereof:

               Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell and Buyer hereby agrees to purchase from time to time during the period commencing May 9, 1995 and ending on November 30, 1997 or such later date as Buyer and Seller may mutually agree in writing (such date, the "Commitment Expiration Date") Paper, the sum of the unpaid rental payments in respect of which when added to the sum of unpaid rental with respect to all Paper purchased by Buyer from Seller shall not exceed $15,000,000 (the "Commitment"). The Commitment
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               shall include the aggregate unpaid rental payments from time to time of Paper purchased by Buyer from Seller prior to the date hereof.

     B. Section 5 is hereby amended to add new clauses (j) through (m) which shall read in their entirety as follows:

               (j) The Sellers shall maintain at all times an Adjusted Debt to Tangible Net Worth ratio on a consolidated basis, measured quarterly as the last day of each fiscal quarter, of not more than 6 to 1.

               (k) The Sellers shall have and maintain at all times a Delinquency Rate measured monthly as of the last day of each calendar month, of no greater than seven (7%) percent of the Net Lease Receivables comprising the Sellers' entire combined lease portfolio.

               (l) The Sellers shall have and maintain net income on a consolidated basis, calculated on a rolling four quarter basis and measured quarterly at the end of each fiscal quarter of not less than one ($1.00) dollar provided that the Sellers shall not permit a net loss to occur during any one fiscal quarter in excess of one hundred thousand ($100,000.00) dollars.

               (m) The Sellers have a consolidated Tangible Net Worth on the date hereof of at least $6.0 million. As of the end of each fiscal quarter, the Sellers will have a Tangible Net Worth equal to at least the amount set forth below:

                         Year Fiscal Year Ending  Minimum Tangible Net Worth
                         -----------------------  --------------------------

     Year 1              June 30, 1997             $6 million

     Year 2              June 30, 1998             $6 million plus 50% of
                                                   Net Income for Year 1.

     Year 3              June 30, 1999             Minimum Tangible Net
                                                   Worth required for Year 2
                                                   plus 50% of Net Income
                                                   for Year 2.

     Year 4              June 30, 2000             Minimum Tangible Net
                                                   Worth required for Year 3
                                                   plus 50% of Net Income

                                       2



                                                   for year 3.

     Year 5              June 30, 2001             Minimum Tangible Net
                                                   Worth required for Year 4
                                                   plus 50% of Net Income
                                                   for Year 4.

     Year 6              June 30, 2002             Minimum Tangible Net
                                                   Worth required for Year 5
                                                   plus 50% of Net Income
                                                   for Year 5.

     Year 7              June 30, 2003             Minimum Tangible Net
                                                   Worth required for Year 6
                                                   plus 50% of Net Income
                                                   for Year 6.

     Year 8              June 30, 2004             Minimum Tangible Net
                                                   Worth required for Year 7
                                                   plus 50% of Net Income
                                                   for Year 7.


Satisfaction of such minimum Tangible Net Worth requirement will be tested at the end of each fiscal quarter and, for such purpose, losses shall be disregarded so that the required minimum Tangible Net Worth at the end of any fiscal year shall not be less than the required minimum Tangible Net Worth for the preceding fiscal year.

     C. Article I is hereby amended to add the following defined terms in appropriate alphabetical order:


     "Adjusted Debt to Tangible Net Worth Ratio" shall mean at any time the ratio of (i) total senior liabilities less Non-Recourse debt to (ii) Tangible Net Worth.

     "Delinquency Rate" shall mean the percentage of the Sellers' entire combined lease portfolio expressed in dollars relating to leases which are more than 30 days' contractually delinquent expressed as a percentage of the aggregate Net Lease Receivables.

     "Liabilities" shall mean all liabilities of every kind of the Sellers' as would be shown on the Sellers' consolidated financial statements prepared in accordance with GAAP.

     "Net Lease Receivables" shall mean the aggregate of the scheduled future lease payments comprising the Sellers' entire combined lease portfolio plus the estimated residual value of the personal property leased pursuant thereto, plus indirect initial cost, less unearned lease income and allows for doubtful accounts.

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     "Non-Recourse Debt" shall mean all liabilities of the Sellers' which are non-recourse in nature and treated as non-recourse obligations on the Sellers' financial statements.

     "Senior Liabilities" shall mean all Liabilities of Sellers shown on the consolidated financial statements of BankVest other than subordinated Liabilities.

     "Tangible Net Worth" shall mean as of the date of determination thereof, the excess of (a) all assets of the Sellers determined on a consolidated basis in accordance with GAAP over all liabilities of the Sellers determined on a consolidated basis in accordance with GAAP, minus (c) the sum of (i) the book value of all intangibles determined in accordance with GAAP, including goodwill and intellectual property and (ii) any write-up of the book value of the assets since the most recent audited financial statements in existence on the date hereof.

     D. Section 10 is hereby amended to add a new clause (c) which shall read in its entirety as follows:

          (c) In the event the Seller breaches any of the covenants contained in
Section 5(j) through Section 5(m) (the "Financial Covenants"), then Sellers shall, immediately upon Buyer's demand, remit to Buyer an amount equal to the difference between (x) the Ultimate Net Loss of Sellers incurred by the Sellers immediately prior to such breach and (y) the maximum Ultimate Net Loss which may be incurred by Sellers in each case as determined in accordance with Section 11 of the Agreement, in each case of (x) and (y) determined solely with respect to Paper purchased on or after the date hereof (the "Escrow Amount"). The Buyer shall deposit the Escrow Amount in an interest-bearing account at a branch of the Buyer designated "BankVest Capital Corp./LeaseVest Capital Corp. special escrow account", which shall be an account under the sole dominion and control of Buyer. Proceeds of the account shall be used to fund Borrower's liabilities under this Agreement, including without limitation, Section 9 and Section 11 of the Agreement. On the first day of each month, the Buyer will remit to the Seller an amount by which the funds in the account exceed the Escrow Amount determined as of the last day of the preceding month or the Seller will remit to Buyer for credit to the account an amount by which the Escrow Amount as so determined exceeds the funds in the account. Buyer shall have a continuing lien on all amounts in the account. Upon the earlier of (i) Sellers' compliance with all of the Financial Covenants, and (ii) the date on which Sellers' obligations under the Agreement have been paid in full and satisfied the Buyer shall release the remaining funds held in the account to the Seller. Such release under clause (i) shall not impair the Buyer's right


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to enforce this clause (c) with respect to any subsequent breach of any
Financial Covenant.

          3.   Miscellaneous.     (a) Except as expressly modified hereby, the
               --------------
Original Agreement shall remain in full force and effect and the terms thereof are ratified and confirmed.

               (b) This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               (c) This Second Amendment may be executed in two or more counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties have executed this Second Amendment as of the date first above-written.


                                    EUROPEAN AMERICAN BANK



                                    By:________________________
                                    Title:


                                    BANKVEST CAPITAL CORP.



                                    By:________________________
                                    Title:

                                    LEASEVEST CAPITAL CORP.



                                    By:________________________
                                    Title:


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